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                                                                   EXHIBIT 10.42

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, made as of January 1, 2005, among WINSTON HOTELS, INC., a North Carolina corporation (the "Corporation"), and JAMES P. FREY (the "Employee"):

     WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of March 30, 2004 (the "Employment Agreement"); and

     WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

     1. The first paragraph of Section 2 of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "Employee shall serve as Vice President of the Corporation and shall have such responsibilities and authority consistent with such positions as may be reasonably assigned to him by the Board of Directors of the Corporation. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Corporation's interests. Employee shall abide by the Corporation's policies, procedures, and practices as they may exist from time to time."

     2. Section 3(a) of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "(a) Salary. Compensation for Employee's services under this Agreement shall be One Hundred Fifty-Four Thousand Dollars ($154,000) per year, payable in accordance with the Corporation's reasonable policies, procedures, and practices as they may exist from time to time. The Employee's salary shall be reviewed annually by the Corporation's Board of Directors as of December 31 and by February 15 of each year and may be changed in the Board's reasonable discretion."

     3. Section 3(b) of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "(b) Bonus. Employee shall be entitled to earn an annual bonus of up to one hundred percent (100%) of his annual salary with the specific amount to be reviewed and determined annually by the Corporation's Board of Directors."

     4. Section 5(a) of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

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     "(a) With Notice. Either the Corporation or Employee may terminate this
     Agreement during the original or any extension term of employment by giving ninety (90) days prior written notice to the other party. If the Corporation terminates this Agreement with such notice, or gives a notice of non-renewal pursuant to Section 4 of this Agreement, then Employee shall be entitled to an amount equal to the sum of (i) the Employee's then current monthly salary multiplied by 12 plus (ii) an accrued bonus amount equal to 100% of the Employee's then current annual salary pro rated from the first day of the calendar year in which such notice is given through and including the day and date that the Employee leaves the employment of the Company, with said amount to be paid in a lump sum upon the date of termination of this Agreement."

     5. The third paragraph of Section 5 of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "In the event of termination for Cause, the Corporation's obligation to compensate Employee ceases on the date of termination except as to the amounts of salary due at that time. In the event of termination for Disability, the Corporation shall pay Employee's then current annual salary (reduced by any payments Employee receives from disability insurance) and any bonus to which he may be entitled equal to 100% of the Employee's then current annual salary for a period of one year from the date of termination. In the event of termination for death, the Corporation shall pay Employee's estate any salary and prorated bonuses to which he may be entitled as of the date of termination."

     6. Section 8(c)(ii) of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "(c)(ii) a severance payment equal to one and one-half (1.5) times the amount of the Employee's current annual compensation plus a bonus equal to 100% of the Employee's then current annual salary; provided, however, that in no case shall the amount used for such annual compensation or bonus be less than those amounts immediately prior to the Change in Control. The severance payment shall be paid in a lump sum upon the date of termination;"

     7. Except to the extent hereby amended, the Employment Agreement is herby confirmed and ratified and shall continue in full force and effect.

     8. The effective date of this Amendment is January 1, 2005.

                  [Signatures to appear on the following page]

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     IN WITNESS WHEREOF, the parties have executed this First Amendment to
Employment Agreement as of the date first written above.

WINSTON HOTELS, INC.:                   EMPLOYEE:


By: /s/ Robert W. Winston               /s/ James P. Frey
    ---------------------------------   ----------------------------------------
Name: Robert W. Winston                 Name: James P. Frey
Title: Chief Executive Officer          Title: Vice President
Dated: January 1, 2005                  Dated: January 1, 2005